Amendment No. 1
                                       To
               Transfer Agency And Shareholder Services Agreement

       This Amendment No. 1 To Transfer Agency And Shareholder Services Agreement, dated as of October 15, 2015 ("Amendment No. 1"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and First Trust Variable Insurance Trust (the "Investment Company") and the Portfolios of the Investment Company listed on the Exhibit B attached to this Amendment No. 1.

                                   Background

       BNYM and the Investment Company previously entered into the Transfer Agency And Shareholder Services Agreement, made as of April 11, 2012 ("Original Agreement"). The parties wish to amend the Original Agreement as set forth in this Amendment No. 1.

                                     Terms

       In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1. Modifications to Original Agreement. The Original Agreement is hereby amended as follows:

 (a) The defining of the term "Agreement", appearing as ("Agreement") in the introductory paragraph of the Original Agreement, is hereby deleted in its entirety and the following is added to Schedule A of the Original Agreement in its alphabetically correct location:

      "Agreement" means the Transfer Agency And Shareholder Services Agreement, made as of April 11, 2012, between BNYM and the Investment Company, as it may be amended from time to time.

 (b) Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached to Amendment No. 1 to Transfer Agency And Shareholder Services Agreement, dated as of October 15, 2015, between BNYM and the Investment Company and the Portfolios of the Investment Company therein identified.

2. Adoption of Amended Agreement by the Funds. Each Fund on Schedule B by virtue of this Amendment No. 1 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 1, it becomes and is a party to the Original Agreement as amended by this Amendment No. 1 ("Amended Agreement") as of the date first written above, or if BNYM commenced providing services to the Fund prior to the date first written above, as of the date BNYM first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term "Fund" and "Agreement" have the same meanings in this Amendment No. 1 as in the Amended Agreement.

3. Remainder of Original Agreement. Except as specifically modified by this Amendment No. I, all terms and conditions of the Original Agreement shall remain in full force and effect.

4. Governing Law. The governing law of the Original Agreement shall be the governing law of this Amendment No. 1 .

5. Entire Agreement. This Amendment No. 1 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Original Agreement.

6. Facsimile Signatures; Counterparts. This Amendment No. 1 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 1 or of executed signature pages to this Amendment No. 1 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 1.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized officers, as of the day and year first above written.


BNY MELLON INVESTMENT SERVICING (US) INC.

By:    /s/ Rosalia A. Koopman
       --------------------------
Name:  Rosalia A. Koopman
Title: Authorized Signer


FIRST TRUST VARIABLE INSURANCE TRUST

On behalf of itself and each Portfolio listed on Schedule B to the Agreement, in its individual and separate capacity not on behalf of any other Portfolio

By:    /s/ Mark R. Bradley
       --------------------------
Name:  Mark R. Bradley
Title: President and CEO

                                                               EXECUTION VERSION

                                   SCHEDULE B

                           (Dated: October 15, 2015)

       THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement dated as of April 11, 2012 between BNY Mellon Investment Servicing (US) Inc. and First Trust Variable Insurance Trust.

                                   Portfolios

          First Trust/Dow Jones Dividend & Income Allocation Portfolio
              First Trust Multi Income Allocation Portfolio* First
                 Trust Dorsey Wright Tactical Core Portfolio**



*Services commenced April 30, 2014
**Expected to open to the public on or about October 30, 2015